Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED ACCOUNTING FIRM

We hereby consent to the filing in this Registration Statement on Form S-1 of The Cannaisseur Group, Inc. (the “Company”) of our report dated February 11, 2022, relating to our audit of the financial statements of the Company for the period from inception (December 22, 2020) through December 31, 2020.

We also consent to the reference to our firm under the caption “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ M&K CPAS, PLLC

Houston, TX

February 14, 2022